Exhibit 10.2

Bend NovaTech Group Limited

INDEPENDENT DIRECTOR AGREEMENT

THIS AGREEMENT (The “Agreement”) is made as of the _____ day of ____________, and is by and between Bend NovaTech Group Limited, an exempted company with limited liability incorporated in the Cayman Islands (hereinafter referred to as the “Company”), and __________________ (hereinafter referred to as the “Director”).

BACKGROUND

The Board of Directors of the Company desires to appoint the Director and to have the Director perform the duties of an independent director, subject to and upon effectiveness of the Form F-1 Registration Statement in connection with the Company’s initial public offering, and the Director desires to be so appointed for such position and to perform the duties required of such position in accordance with the terms and conditions of this Agreement.

AGREEMENT

In consideration for the above recited promises and the mutual promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Director hereby agree as follows:

1. DUTIES. The Company requires that the Director be available to perform the duties of an independent director customarily related to this function as may be determined and assigned by the Board of Directors of the Company and as may be required by the Company’s constituent instruments, including its Memorandum and Articles of Association and its corporate governance and board committee charters, each as amended or modified from time to time, and by applicable law, including the Companies Act (as amended) of the Cayman Islands (the “Act”). The Director agrees to devote as much time as is necessary to perform completely the duties as the Director of the Company, including duties as a member of the Audit Committee and such other committees as the Director may hereafter be appointed to. The Director will perform such duties described herein in accordance with the general fiduciary duty of directors arising under the Act.

2. TERM. The term of this Agreement shall commence as of the effectiveness of the Company’s Registration Statement on Form F-1 in connection with its initial public offering and shall continue until the Director’s removal or resignation.

3. COMPENSATION.

Following the commencement of the term of this Agreement, for all services to be rendered by the Director in any capacity hereunder, the Company agrees to compensate the Director a fee of $[*] per year in cash (the “Annual Fee”), which Annual Fee shall be paid to the Director in four equal installments no later than the seventh business day of each calendar quarter commencing in the first quarter following the date of this Agreement. The Director shall be responsible for his or her own individual income tax payment on the Annual Fee in jurisdictions where the Director resides.

In the event that the Director serves less than a full year on the Board, the Company shall only be obligated to pay the pro rata portion of such Annual Fee to the Director for his or her services performed during such year.

4. EXPENSES. In addition to the compensation provided in paragraph 3 hereof, the Company will reimburse the Director for pre-approved reasonable business related expenses incurred in good faith in the performance of the Director’s duties for the Company. Such payments shall be made by the Company upon submission by the Director of a signed statement itemizing the expenses incurred. Such statement shall be accompanied by sufficient documentary matter to support the expenditures.

5. CONFIDENTIALITY. The Company and the Director each acknowledge that, in order for the intents and purposes of this Agreement to be accomplished, the Director shall necessarily be obtaining access to certain confidential information concerning the Company and its affairs, including, but not limited to business methods, information systems, financial data and strategic plans which are unique assets of the Company (“Confidential Information”). The Director covenants not to, either directly or indirectly, in any manner, utilize or disclose to any person, firm, corporation, association or other entity any Confidential Information.

6. NON-COMPETE. During the term of this Agreement and for a period of twelve (12) months following the Director’s removal or resignation from the Board of Directors of the Company or any of its subsidiaries or affiliates (the “Restricted Period”), the Director shall not, without prior written consent of the Company, directly or indirectly, (i) provide the same or substantially the same services that he or she provides to the Company to any business competitive with the Company’s current lines of business or any business then engaged in by the Company (the “Market Area”), any of its subsidiaries or any of its affiliates (the “Company's Business”) for the Director’s own benefit or for the benefit of any person or entity other than the Company or any subsidiary or affiliate; or (ii) have any interest as owner, sole proprietor, shareholder, partner, lender, director, officer, manager, employee, consultant, agent or otherwise in any business competitive with the Company's Business; provided, however, that the Director may hold, directly or indirectly, solely as an investment, not more than five percent (5%) of the outstanding securities of any person or entity which are listed on any national securities exchange or regularly traded in the over-the-counter market notwithstanding the fact that such person or entity is engaged in a business competitive with the Company's Business. Should the Company expand geographically beyond the Market Area, the Director shall notify the Company in writing of any other services provided in those areas of the Company's geographic expansion. In addition, during the Restricted Period, the Director shall not develop any property for use in the Company’s Business on behalf of any person or entity other than the Company, its subsidiaries and affiliates.

7. TERMINATION. With or without cause, the Company and the Director may each terminate this Agreement at any time upon ten (10) days written notice, and the Company shall be obligated to pay to the Director the compensation and expenses due up to the date of the termination. Nothing contained herein or omitted herefrom shall prevent the shareholder(s) of the Company from removing the Director with immediate effect at any time for any reason.

8. INDEMNIFICATION. The Company shall indemnify, defend and hold harmless the Director, to the full extent allowed by the law of the Cayman Islands, and as provided by, or granted pursuant to, any charter provision, its Articles of Association, agreement (including, without limitation, the Indemnification Agreement executed herewith), vote of shareholders or disinterested directors or otherwise, both as to action in the Director’s official capacity and as to action in another capacity while holding such office. The Company and the Director are executing an indemnification agreement in the form attached hereto as Exhibit A.

9. EFFECT OF WAIVER. The waiver by either party of the breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

10. NOTICE. Any and all notices referred to herein shall be sufficient if furnished in writing at the addresses specified on the signature page hereto or, if to the Company, to the Company’s address as specified in filings made by the Company with the U.S. Securities and Exchange Commission.

11. GOVERNING LAW. This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the Cayman Islands without reference to conflicts of laws principles.

12. ASSIGNMENT. The rights and benefits of the Company under this Agreement shall be transferable, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns. The duties and obligations of the Director under this Agreement are personal and therefore the Director may not assign any right or duty under this Agreement without the prior written consent of the Company.

13. MISCELLANEOUS. If any provision of this Agreement shall be declared invalid or illegal, for any reason whatsoever, then, notwithstanding such invalidity or illegality, the remaining terms and provisions of this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein.

14. ARTICLE HEADINGS. The article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

16. ENTIRE AGREEMENT. Except as provided elsewhere herein, this Agreement sets forth the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party to this Agreement with respect to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Independent Director Agreement to be duly executed and signed as of the day and year first above written.

Bend NovaTech Group Limited

By:
Name:	Ching Yi Li
Title:	Chief Executive Officer

Independent Director

Name:
Address:

EXHIBIT A

Form of Indemnification Agreement

(See Attached)

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